                                                                   EXHIBIT 21.01

INTERLAND, INC.
EXHIBITS TO FORM 10-K

                            Listing of Subsidiaries

                                                            STATE (OR
                                                            JURISDICTION) IN                   PERCENTAGE
                                                            WHICH                              OWNERSHIP
NAME                                                        INCORPORATED                       BY REGISTRANT
--------------------------------------------------          ----------------                   -------------
CommuniTech.Net, Inc.                                       Missouri                               100%
DialTone, Inc.                                              Florida                                100%
iNNERHOST, Inc.                                             Florida                                100%
Interland B.V                                               Netherlands                            100%
HostPro, Inc. (f/k/a Micron PC Web Services, Inc.)          Delaware                               100%
HostPro Acquisition Canada                                  Canada                                 100%
Wazoo Web, Inc.                                             Missouri                               100%
MEI California, Inc.                                        California                             100%
Micron Electronics (H.K.) Limited                           Hong Kong                              100%
Micron Electronics Overseas Trading, Inc.                   Barbados                               100%
Micron Electronics International, Inc.                      Delaware                               100%
Micron Computer of Canada, Inc.                             Canada                                 100%
Micron Electronics Asia-Pacific Holdings, Inc.              B.V.I                                  100%
Micron Electronics Asia-Pacific Operations, Inc.            B.V.I                                  100%
Micron Electronics Asia-Pacific Trading, Ltd.               Hong Kong                              100%
iNNERHOST Holdings, Inc.                                    B.V.I                                  100%
iNNERHOST de Mexico, S. DE R.L                              Mexico                                 100%
iNNERHOST de Brazil, LTDA                                   Brazil                                 100%
iNNERHOST de Panama, S.R.L                                  Panama                                 100%
iNNERHOST de Costa Rica, S.R.L                              Costa Rica                             100%
iNNERHOST de Venezuela, S.R.L                               Venezuela                              100%